As filed with the Securities and Exchange Commission on August 18, 1999

                                                    Registration No. 333-05263

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-3
                         Post-Effective Amendment No. 1
                                       To
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                              Thermo TerraTech Inc.
             (Exact name of registrant as specified in its charter)

      Delaware                                          04-2925807
(State or other jurisdiction of             (IRS Employer Identification Number)
 incorporation or organization)

                                 85 First Avenue
                          Waltham, Massachusetts 02451
                                 (781) 370-1640
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Sandra L. Lambert, Secretary
                              Thermo TerraTech Inc.
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                  P.O. Box 9046
                        Waltham, Massachusetts 02454-9046
                                 (781) 622-1000
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             Seth H. Hoogasian, Esq.
                                 General Counsel
                              Thermo TerraTech Inc.
                         C/o Thermo Electron Corporation
                                 81 Wyman Street
                                  P.O. Box 9046
                        Waltham, Massachusetts 02454-9046
                                 (781) 622-1000
                            ----------------------

      Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement has become effective.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                            ----------------------


      This post-effective amendment removes from registration 3,037,736 shares of Thermo TerraTech Inc.'s common stock, $.10 par value per share. The registrant was obligated to maintain the effectiveness of this registration statement until all the shares offered hereby were eligible for resale pursuant to Rule 144(k) under the Securities Act of 1933, as amended. Because the shares covered hereby are eligible for resale pursuant to Rule 144(k), the registrant hereby removes these shares of Common Stock from registration. The registration is hereby terminated.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 333-05263) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 18th day of August, 1999.

                                        THERMO TERRATECH INC.


                                        By:  /s/ John P. Appleton
                                             --------------------------------
                                             John P. Appleton
                                             President and Chief Executive
                                             Officer


Signature                          Title                         Date
---------                          -----                         ----
                                   President, Chief              August 18, 1999
/s/ John P. Appleton               Executive Officer and
--------------------------         Director (Principal
John P. Appleton                   Executive Officer)

/s/ Theo Melas-Kyriazi             Chief Financial Officer       August 18, 1999
--------------------------         (Principal Financial
Theo Melas-Kyriazi                 Officer)


/s/ Paul F. Kelleher*              Chief Accounting Officer      August 18, 1999
--------------------------         (Principal Accounting
Paul F. Kelleher                   Officer)


/s/ John N. Hatsopoulos*           Director                      August 18, 1999
--------------------------
John N. Hatsopoulos

--------------------------         Director                      August 18, 1999
Brian D. Holt

/s/ Donald E. Noble*               Director                      August 18, 1999
--------------------------
Donald E. Noble

/s/ William A. Rainville*          Director                      August 18, 1999
--------------------------
William A. Rainville

/s/ Polyvios A. Vintiadis*         Chairman of the Board of      August 18, 1999
--------------------------         Directors
Polyvios A. Vintiadis

* The undersigned Seth H. Hoogasian, by signing his name hereto, does hereby execute this Post-Effective Amendment No. 1 to Registration Statement on behalf of the above-named signatories to the Registration Statement pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.


                                        /s/ Seth H. Hoogasian
                                        --------------------------------
                                        Seth H. Hoogasian
                                        Attorney-in-Fact